Form of Amended Schedule A to the Investment
Advisory Agreement, dated March 30, 2016.
Incorporated herein by reference to the Registrants
Registration Statement as filed with the Securities and Exchange Commission on March 30, 2016 (Accession
Number 0001193125-16-523855).

Amended Schedule A to the Investment Advisory
Agreement, dated December 16, 2015. Incorporated herein by reference to the Registrants Registration
Statement as filed with the Securities and Exchange
Commission on February 29, 2016 (Accession Number
0001193125-16-485505).